                                                                   EXHIBIT 10.27

                             STOCK OPTION AGREEMENT

      This Option Agreement (the "Agreement"), is made as of the ___ day of ___ between Menley & James, Inc., a Delaware corporation (the "Company"), and the person signing this Agreement adjacent to the caption "Participant" on the signature page hereof, which person (the "Participant") is a director of the Company. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Menley & James, Inc. 1991 Stock Option Plan (the "Plan").

      WHEREAS, pursuant to the Plan, the Company desires to afford the Participant the opportunity to purchase shares of the Company's $0.01 par value Common Stock (the "Stock");

      NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

      1. Grant of Options. The Company hereby grants to the Participant the right and option (the "Option") to purchase an aggregate of ____ shares of Stock, such shares being subject to adjustment as provided in ARTICLE X of the Plan, on the terms and conditions herein set forth.

      2. Purchase Price. The purchase price of each share of Stock covered by the Option shall be equal to ___ per share.

      3. Term of Option. The term of the Option shall be for a period of ___ years from the date hereof.

      4. Vesting of Option. The Option, subject to the terms, conditions and limitations contained herein, shall vest and become exercisable during the ___ month period commencing on the date hereof, in four equal installments of
___ shares of Stock on each of ___


      5. Termination of Directorship. (a) In the event the Participant ceases to be a director of the Company for reasons other than his death or disability, the Option shall remain exercisable for a period of up to three months after such cessation, to the extent it was exercisable at the time of such cessation. In the event the Participant ceases to be a director of the Company by reason of his death or disability, the Option shall remain exercisable for a period of up to twelve months after such cessation, to the extent it was exercisable at the time of such cessation. The Option shall be forfeited as to that number of shares for which it is not yet exercisable on the date of any cessation of the Participant's directorship.

      6. Transferability of Option. The Participant may not voluntarily or involuntarily sell, pledge, mortgage, hypothecate, give, transfer, create a security interest in, or a lien or trust (voting or otherwise) with respect to, or assign or otherwise encumber or dispose of the Option, except by will or the laws of descent and distribution.

      7. No Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Stock covered by the Option until the date of issuance of a stock certificate for such Stock. No adjustments, other than as provided in ARTICLE X of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date such stock certificate is issued.

      8. Registration: Governmental Approval. The Option is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration, or qualification of shares of Stock issuable upon exercise of the Option is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of the Option or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Board.

      9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its offices located in Horsham, Pennsylvania. Such notice shall state the election to exercise the Option and the number of shares of Stock in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either:

      (a) be accompanied by payment of the full purchase price of such shares of Stock, in which event the Company shall deliver a certificate or certificates representing such shares of Stock as soon as practicable after the notice shall be received; or

      (b) fix a date, not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Company, for the payment of the full purchase price of such shares of Stock against delivery of a certificate or certificates representing such shares of stock.

      Payment of such purchase price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company. The certificate or certificates for the shares of Stock as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option; or if the Option shall be exercised by the Participant, and if the Participant shall so request in the notice exercising the Option, such shares shall be registered in the name of the Participant and another person, as joint tenants with rights of survivorship, and shall be delivered, as provided above or upon the written order of the person or persons exercising the Option. All shares of Stock that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

      10. Non-Qualified Option. The option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code.

      11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

      12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

      13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

      14. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

      EXECUTED the day and year first written above.

COMPANY:                  MENLEY & JAMES, INC.


                          By:
                              __________________________
                              Name:
                              Officer:

PARTICIPANT:             By:
                              ___________________________
                              Name:


                                       3